UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2005 (March 7, 2005)

Raindance Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31045	84-1407805
(State of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1157 Century Drive
Louisville, CO 80027
(Address of principal executive offices and zip code)

(800) 878-7326
(Registrant’s telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      On March 7, 2005, Steven C. Halstedt, pursuant to the internal policies of the Centennial Funds, informed the Company that he will not be standing for re-election to the Company’s board of directors at the upcoming 2005 Annual Meeting of Stockholders. Mr. Halstedt’s notification was not due to any disagreement with the Company.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2005

RAINDANCE COMMUNICATIONS, INC.
By:	/s/ Nicholas J. Cuccaro
Nicholas J. Cuccaro
Chief Financial Officer